Exhibit 1.1

Evotec SE

(a European stock corporation organized under the laws of the Federal Republic of Germany and the

European Union)

[ ● ] American Depositary Shares

Each Representing One-Half of One Ordinary Share in Bearer Form

(no par value per share)

UNDERWRITING AGREEMENT

Dated: [ ● ], 2021

Evotec SE

(a European stock corporation organized under the laws of Federal Republic of Germany and the

European Union)

[ ● ] American Depositary Shares

Each Representing One-Half of One Ordinary Share in Bearer Form

(no par value per share)

UNDERWRITING AGREEMENT

[ ● ], 2021

BofA Securities, Inc.

Morgan Stanley & Co. LLC

as Representatives of the several Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Evotec SE, a European stock corporation organized under the laws of Federal Republic of Germany and the European Union and registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Hamburg, Federal Republic of Germany (“Commercial Register”), under number HRB 156381 (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 12 hereof), for whom BofA and Morgan Stanley are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue by the Company of an aggregate of [ ● ] ordinary bearer shares with no par value per share (“Ordinary Shares” and such Ordinary Shares, the “Initial Shares”) represented by [ ● ] American Depositary Shares (“ADSs”) as further described below, each representing one-half of one Ordinary Share and the purchase by the Underwriters, acting severally and not jointly, of the respective number of ADSs set forth in Schedule A hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 3 hereof to purchase all or any part of an additional [ ● ] ADSs (the “Option Securities”) representing [ ● ] additional Ordinary Shares (the “Option Shares”). The aforesaid [ ● ] ADSs to be delivered to the Underwriters upon deposit of the Initial Shares (the “Initial Securities”) and the Option Securities are herein called, collectively, the “Securities.” The Initial Shares and the Option Shares are herein referred to as the “Underlying Shares.”

The Underlying Shares will, following subscription as specified in Section 2, be deposited pursuant to the terms of a deposit agreement (the “Deposit Agreement”), to be dated as of [ ● ], 2021, by and among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders and beneficial holders from time to time of the ADSs. Upon deposit of any Ordinary Shares, the Depositary will issue ADSs representing the Ordinary Shares so deposited, which ADSs will be evidenced by American Depositary Receipts (“ADRs”) registered in book-entry form on the Direct Registration System (“DRS”) administered by the Depository Trust Company (“DTC”). Each ADS will initially represent the right to receive one-half of one Underlying Share deposited with the Depositary pursuant to the Deposit Agreement. Unless the context otherwise requires, references to the “Initial Securities,” the “Option Securities” and the “Securities” shall be deemed to include the ADRs evidencing the same and the Underlying Shares represented thereby.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-260143), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). The Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations within the period of time prescribed by Rule 424(b). The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” The Company has filed with the Commission a registration statement on Form F-6 (No. 333-148604) covering the registration of the Securities under the 1933 Act. Such registration statement relating to the Securities, including any amendment thereto and the exhibits thereto, at the time it became effective, is herein called the “ADS Registration Statement.” For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [ ● ]:00 [P/A].M., New York City time, on [ ● ], 2021, or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter as follows:

(i) Registration Statements and Prospectuses. Each of the Registration Statement and the ADS Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A under the 1933 Act have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and the ADS Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor the ADS Registration Statement nor, in either case, any amendment thereto, when considered together with the Registration Statement or the ADS Registration Statement, as applicable, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, when considered together with the Prospectus, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the ADS Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv) Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-3 hereto.

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any individual or entity (“Person”) authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(viii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(ix) Financial Statements; Non-IFRS Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(x) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(xi) Good Standing of the Company. (x)(xi) The Company is a European company (Societas Europaea) incorporated under the laws of the European Union and the Federal Republic of Germany and registered with the Commercial Register under number HRB 156381. The Company has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business as a foreign corporation in good standing (to the extent that good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business in such other jurisdictions requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have or be reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(xii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding share capital of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding share capital of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xiii) Capitalization. The authorized, issued and outstanding share capital of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding share capital of the Company has been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding share capital of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv) Authorization and Description of Securities. The issuance of the Underlying Shares has been duly authorized and, when issued and delivered and paid for as provided herein, will constitute valid, fully paid and non-assessable shares that are freely transferrable, without the need to obtain any approval or authorization in connection therewith, under the Company’s Articles of Association and there are vis-à-vis the Company no other restrictions on subsequent transfers of the Underlying Shares or on the voting rights of the Underlying Shares by the Underwriters; and the issuance of the Underlying Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Underlying Shares conform to all statements relating to the Ordinary Shares contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xvi) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon the issuance by the Depositary of the ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued, and the persons in whose names the ADSs are registered will be entitled to the rights specified in the ADRs evidencing the same and in the Deposit Agreement; the deposit of the Underlying Shares with the Depositary and the issuance of the ADSs in respect thereof and the ADRs evidencing the same as contemplated by this Agreement and the Deposit Agreement is not subject to the preemptive or other similar rights of any securityholder of the Company; and the Deposit Agreement and the ADSs conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xviii) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its articles of association, charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein or therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities, the subscription by the Underwriters for and the deposit with the Depositary of the Underlying Shares and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in (i) any violation of the provisions of the articles of association, charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of clause (ii) for such violations that would not, singly or in the aggregate, reasonably be expected to, (a) result in a Material Adverse Effect, or (b) materially impair the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xx) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, that singly or in the aggregate, if determined adversely to the Company or its subsidiaries, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is reasonably necessary or required for the performance by the Company of its obligations hereunder or under the Deposit Agreement in connection with the offering, issuance or sale of the Securities hereunder, the issuance and deposit with the Depositary of the Underlying Shares or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and those which the failure to obtain would not, singly or in the aggregate, materially impair the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(xxiii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxiv) Title to Property. The Company and its subsidiaries have good and marketable title to all real property (excluding Intellectual Property) owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except to the extent any such failure to be in full force and effect or any such claim or adverse effect on the Company’s rights would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxv) Possession of Intellectual Property. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, (A) the Company and its subsidiaries own or have the right to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) that are used in the business now operated by them, except where the failure to so own or possess, or the inability to acquire, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (B) neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid, unenforceable or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement, conflict, invalidity, unenforceability or inadequacy, if the subject of any unfavorable decision, ruling or finding, would singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxvi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable U.S. federal, state, local or any applicable foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws for the operation of their businesses as currently conducted and the occupancy of their real property, in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable, and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvii) Accounting Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13-a15 and 15d-15) under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(xxviii) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(xxix) Payment of Taxes. The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable German or non-German federal, state, local or other law, except in any case in which the failure to so file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries and any other tax assessment, fine or penalty levied against the Company and its subsidiaries, except for such taxes, tax assessments, fines or penalties, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company and its subsidiaries or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any material tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(xxx) Withholding. All payments to be made by or on behalf of the Company under this Agreement and, except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on, and other payments on or under the Securities, or this Agreement may, under the current laws and regulations of Germany and of any other jurisdiction in which the Company is organized, incorporated, engaged for business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment and any jurisdiction from or through which a payment is made by or on behalf of the Company, or any political subdivision, authority or agency in or of any of the foregoing having power to tax (each, a “Relevant Taxing Jurisdiction”) be paid in U.S. dollars and be freely transferred out of any Relevant Taxing Jurisdiction and will not be subject to withholding or other taxes under the current laws and regulations of Germany and the United States.

(xxxi) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect except where the failure to carry such insurance or have such insurance be in full effect would not reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities and the deposit with the Depositary of the Underlying Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxiii) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxiv) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or any director, officer or controlled affiliates thereof, or, to the knowledge of the Company, any agent, employee or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption laws and the Company and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(xxxv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvi) OFAC. None of the Company, any of its subsidiaries, or any director, officer or controlled affiliate thereof, or, to the knowledge of the Company, any agent, employee or representative of the Company or any of its subsidiaries is a Person that is, or is owned or controlled by one or more Persons that are, (i) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority with jurisdiction over the operations of the Company’s business as currently conducted (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxvii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxviii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent legally or contractually required, the Company has obtained the written consent to the use of such data from such sources.

(xxxix) Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, (A) to the Company’s knowledge, there has been no security breach, unauthorized access, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, unauthorized access or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except, as would not, in each of (A) through (C), singly or in the aggregate have a Material Adverse Effect.

(xl) Transfer Taxes. No stamp duty, stamp duty reserve, registration, issuance, transfer taxes or other similar taxes, duties, fees or charges (“Transfer Taxes”) are payable or required to be paid by or on behalf of the Underwriters in any Relevant Taxing Jurisdiction in connection with (i) the execution and delivery of this Agreement or the Deposit Agreement, (ii) the creation, issuance and delivery of the Underlying Shares in the manner contemplated by this Agreement, (iii) the deposit with the Depositary of the Underlying Shares against the issuance of ADSs and ADRs evidencing the same in the manner contemplated by this Agreement and the Deposit Agreement, or (iv) the subscription of the Underlying Shares by the Underwriters and the sale and delivery by the Underwriters of the Securities to purchasers thereof in the manner contemplated by this Agreement. For the avoidance of doubt, income taxes, capital gains taxes, VAT and taxes on dividends shall not be considered “Transfer Taxes.”

(xli) Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law subject to German public policy and subject to the mandatory rules of the laws of any country with which this offering has a significant connection, if and in so far as under the laws of that country those rules must be applied notwithstanding the choice of law (cf. Article 3 (3), Article 7 and Article 16 of the Convention on the Law Applicable to Contractual Obligations dated June 19, 1980 (the “Rome Convention”)).

(xlii) No Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of Germany, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any German, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement.

(xliii) Compliance with Data Privacy Obligations. The Company and its subsidiaries are, and for the past two (2) years have been, in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of data relating to a natural person identifiable by reference to an identifier such as a name, an identification number, location data, an online identifier or that is otherwise regulated under applicable laws and regulations, including data that constitutes “personal information,” “protected health information” or “personal data” under applicable laws and regulations (“Personal Data”) and to the protection of such Personal Data from unauthorized use, access, misappropriation or modification, including HIPAA (as defined below), the European Union General Data Protection Regulation (“GDPR”), the UK Data Protection Act 2018, the UK GDPR, and the California Consumer Privacy Act of 2018 (collectively, the “Privacy Obligations”), except, as would not, singly or in the aggregate, have a Material Adverse Effect. To ensure compliance with the Privacy Obligations, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”), except, as would not, singly or in the aggregate, have a Material Adverse Effect. Except as would not be material to the Company or its subsidiaries, taken as a whole, the Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements, except, as would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any subsidiary: (i) has received a written notice asserting a violation by the Company or any of its subsidiaries of any of the Privacy Obligations; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Obligation; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability by any governmental or regulatory authority under any Privacy Obligation, except, as would not, in each of clauses (i) through (iii), singly or in the aggregate have a Material Adverse Effect. To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a material breach of any Privacy Obligation.

(xliv) Compliance with Health Care Laws. The Company is, and at all times has been, in compliance with all health care laws applicable to the Company, to the extent applicable to the Company’s current business, except to the extent that any non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary is a party to nor has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, none of the Company, its subsidiaries or, to the knowledge of the Company, its employees, officers, directors or agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. None of the Company or its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other similar action from any governmental authority alleging that the Company or its subsidiaries is in material violation of any applicable law, or any Permits, and the Company has no knowledge that any governmental authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding.

(xlv) No Rated Securities. Neither the Company nor its subsidiaries have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(b) Officer’s Certificates. Any certificate signed by any member of the management board of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Purchase of the Initial Shares to be delivered in the form of Initial Securities by the Underwriters.

(a) Each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, (i) to purchase from the Company the respective number of Initial Securities set forth opposite such Underwriter’s name in Schedule A hereto, (ii) through Morgan Stanley or an affiliate designated by Morgan Stanley (such entity, the “Subscription Agent”), acting for the account of the several Underwriters, as provided for in paragraph (b) below, to subscribe, on the date hereof, for the Initial Shares at a price of €1.00 (the “Issue Price”) per Ordinary Share, and (iii) through the Subscription Agent, acting for the account of the several Underwriters, to pay to the Company the Issue Price for each of the subscribed Initial Shares by crediting the Issue Price multiplied by the number of Initial Shares (the “Aggregate Issue Price”) into a special account opened at Morgan Stanley or an affiliate designated by Morgan Stanley (such entity, the “Settlement Agent”) (IBAN: DE53512209000008929004) and entitled “Evotec SE Sonderkonto Kapitalerhöhung” (the “Capital Increase Account”), such account to be non-interest bearing and free of charges (including negative interest).

(b) For purposes of registering the capital increase representing the Initial Shares in the commercial register (Handelsregister), Morgan Stanley undertakes that the Subscription Agent will, subject to the conditions set forth herein, execute in its own name but for the account of the several Underwriters, and deliver to the Company a subscription certificate (Zeichnungsschein) in the form attached as Exhibit A hereto (the “Subscription Certificate”) on November 4, 2021, duly signed in duplicate form pursuant to Section 185 of the German Stock Corporation Act (Aktiengesetz or “AktG”) for the Initial Shares, such subscription certificate, in accordance with its terms, to expire at 12:00 noon CET on November 8, 2021, and to effect, either directly or through Morgan Stanley, the payment of the Aggregate Issue Price as described and defined in paragraph (a)(iii) above, as payment pursuant to Section 36a (1) AktG, to the Capital Increase Account. Upon crediting the Aggregate Issue Price, Morgan Stanley undertakes that the Settlement Agent will cause delivery to the Company of a bank certificate (Einzahlungsbestätigung) in the form attached as Exhibit B hereto, confirming such credit (Sections 203 (1) 188 (2), 36 (2), 36a (1) and 37 (1) AktG) (“Bank Confirmation”).

(c) Promptly upon receipt of the Subscription Certificate and the Bank Confirmation pursuant to paragraph (b) above, the Company shall take all reasonable measures to effect the registration of the capital increase in the commercial register. Copies of all documents filed with the commercial register shall be delivered to the Subscription Agent and Morgan Stanley. Promptly upon the registration of the capital increase in the commercial register, but at the latest by 12:00 (noon) CET on November 5, 2021, the Company shall, by telefax or pdf-document attached to an email, with the original copy to follow promptly by courier, furnish each of the Subscription Agent, Morgan Stanley and the Settlement Agent with a certified copy of the registration notice of the commercial register and a certified excerpt from the commercial register, each evidencing such capital increase. If the registration with the commercial register of the increase of the Company’s registered share capital in an amount of [ ● ] has not been effected by 12:00 (noon) CET on November 8, 2021, the Subscription Certificate for the Initial Shares shall expire and Morgan Stanley, either directly or through the Subscription Agent, on behalf of the several Underwriters, may obtain repayment of the Aggregate Issue Price for the Initial Shares by way of instructing the Settlement Agent to cancel the credit of the Aggregate Issue Price to the Capital Increase Account and to transfer the Aggregate Issue Price to the Subscription Agent for the account of the several Underwriters. In such event, the Representatives on behalf of the several Underwriters, and the Company may agree, that the Underwriters, through the Subscription Agent, submit a new Subscription Certificate for the Initial Shares (to expire in accordance with its terms on a date to be determined by the Representatives on behalf of the several Underwriters). If the Representatives, on behalf of the several Underwriters, and the Company have not agreed on the submission of a new Subscription Certificate for the Initial Shares on or prior to November 9, 2021, all obligations of the Underwriters to purchase, subscribe and pay for the Initial Shares shall terminate. In this event, the reimbursement obligations the Company pursuant to Section 6 and the provisions set out in Sections 8 and 11 of this Agreement shall remain in full force and effect.

(d) Promptly on the day on which the capital increase in relation to the Initial Shares is registered in the commercial register, but at least by 12:00 (noon) CET on November 5, 2021, the Company shall deliver to the Settlement Agent one or more global share certificate(s) in the form set forth as Exhibit C representing the Initial Shares. Morgan Stanley undertakes that the Subscription Agent will deliver that global share certificate representing the Initial Shares to Clearstream Banking AG, Frankfurt am Main (“Clearstream”) and that the Subscription Agent, through the Settlement Agent, will transfer title to the Initial Shares to the Depositary on or prior to the Closing Time (as defined below), to enable the delivery by the Depositary of the Initial Securities in respect of the Initial Shares to Morgan Stanley for the account of the several Underwriters, for subsequent delivery to the other several Underwriters or to investors, as the case may be, by way of book-entry.

(e) The Company agrees to indemnify and hold harmless Morgan Stanley or any of its affiliates designated with the settlement of the Offering, including the Subscription Agent and the Settlement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which such entity may become subject in connection with information received from the Company in writing relating to the custody and settlement process and obligations arising therefrom.

SECTION 3. Option to buy Additional Shares and ADSs.

(a) If any Option Shares to be delivered in the form of Option Securities are to be purchased, the number of the Option Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Initial Securities set forth opposite the name of such Underwriter in Schedule A hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Initial Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments as to eliminate any fractional ADSs as the Representatives in their sole discretion shall make.

(b) The Underwriters may exercise the option to buy Option Securities (the “Option”) in whole or in part, at any time from time to time, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company (the “Option Exercise Notice”). Such notice shall set forth the aggregate number of Option Securities as to which the option is exercised and the date and the time when the Option Securities are to be delivered and paid for (the “Date of Delivery”), which may be the same date as the Closing Time but shall not be earlier than the Closing Time nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with Section 12 hereof). Any such notice shall be given at least five full business days prior to the Date of Delivery.

(c) Upon exercise of the Option, in whole or in part pursuant to paragraph (b) above, each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, (i) to purchase from the Company the respective number of Option Securities, (ii) through the Subscription Agent, acting for the account of the several Underwriters, to subscribe at least five business days prior to the Date of Delivery, for the Option Shares at a price of €1.00 (the “Option Issue Price”) per Option Share, and (iii) through the Subscription Agent, acting for the account of the several Underwriters, to pay to the Company the Option Issue Price for each of the Option Shares for which the option has been exercised by crediting, either directly or through the Subscription Agent, the Option Issue Price multiplied by the number of Option Shares for which the option to purchase has been exercised (the “Aggregate Option Issue Price”), into the Capital Increase Account such account to be non-interest bearing and free of charges (including negative interest).

(d) For purposes of registering the capital increase representing the Option Shares for which the option to purchase has been exercised in the commercial register, Morgan Stanley undertakes that the Subscription Agent will, subject to the conditions set forth herein, execute in its own name but for the account of the several Underwriters, and deliver to the Company a Subscription Certificate at least five business days prior to the Date of Delivery, duly signed in duplicate form pursuant to Section 185 AktG for the relevant Option Shares, such subscription certificate, in accordance with its terms, to expire at 23:59 CET on the date that falls two business days prior to the Date of Delivery, and to effect, either directly or through the Subscription Agent, the payment of the Aggregate Option Issue Price as described in paragraph (c) above, as payment pursuant to Section 36a (1) AktG, into the Capital Increase Account. Upon crediting the Aggregate Option Issue Price, Morgan Stanley undertakes that the Settlement Agent will cause delivery to the Company of the Bank Confirmation confirming such credit.

(e) Promptly upon receipt of the Subscription Certificate and the Bank Confirmation pursuant to paragraph (d) above, the Company shall take all reasonable measures to effect the registration of the capital increase in the commercial register. Copies of all documents filed with the commercial register shall be delivered to Morgan Stanley and the Subscription Agent. Promptly upon the registration of the capital increase in the commercial register, but at the latest by 12:00 CET on the date that falls two business days prior to the Date of Delivery, the Company shall, by telefax or pdf-document attached to an email, with the original copy to follow promptly by courier, furnish each of Morgan Stanley and the Subscription Agent with a certified copy of the registration notice of the commercial register and a certified excerpt from the commercial register, each evidencing such capital increase. If the registration with the commercial register of the increase of the Company’s registered share capital has not been effected by 23:59 CET on the date that falls two business days prior to the Date of Delivery, the Subscription Certificate for the Option Shares shall expire and Morgan Stanley, either directly or through the Subscription Agent, on behalf of the several Underwriters, may obtain repayment of the Aggregate Option Issue Price by way of canceling the credit of the Aggregate Option Issue Price to the Capital Increase Account. In such event, the Representatives on behalf of the several Underwriters, and the Company may agree, that the Underwriters, through the Subscription Agent, submit a new Subscription Certificate for the Option Shares for which the option to purchase has been exercised (to expire in accordance with its terms on a date to be determined by the Representatives on behalf of the several Underwriters). If the Representatives, on behalf of the several Underwriters, and the Company have not agreed on the submission of a new Subscription Certificate for the Initial Shares on or prior to the date specified for payment and delivery of the Option Shares in the Option Exercise Notice, all obligations of the Underwriters to purchase, subscribe and pay for the Option Shares for which the option to purchase has been exercised shall terminate. In this event, the reimbursement obligations the Company pursuant to Section 6 and the provisions set out in Sections 8 and 11 of this Agreement shall remain in full force.

(f) As soon as reasonably practicable upon the capital increase in relation to the Option Shares, the Company shall deliver to the Settlement Agent one or more global share certificate(s) representing the Option Shares for which the option to purchase has been exercised. Morgan Stanley shall procure that such global share certificate(s) are deposited with Clearstream in exchange for any global share certificates deposited pursuant to Clause Error! Reference source not found. (d) above.

SECTION 4. Payment and Delivery.

(a) Payment for the Securities shall, subject to the conditions set-out herein, be made by wire transfer in immediately available funds to the Company at the account specified by the Company to the Representatives in the case of the Initial Securities at 10:00 a.m., New York City time, on [ ● ], 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the Date of Delivery. The time and date of such payment for the Initial Securities is referred to herein as the “Closing Time.”

(b) Payment for the Securities to be purchased at Closing Time or the Date of Delivery, as the case may be, shall, subject to the conditions set-out herein, be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities to be purchased on such date with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. Delivery of the relevant Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

(c) The aggregate amount to be paid by the several Underwriters to the Company at Closing Time shall be $[ ● ] per ADS (the “Purchase Price”) multiplied by the number of ADSs delivered on such date, less the Aggregate Issue Price (the “Excess Firm Shares Proceeds Amount”). The Underwriters through Morgan Stanley and in satisfaction of their respective obligations shall, subject to the conditions set-out herein, promptly after the Excess Firm Shares Proceeds Amount has been paid to the USD bank account of the Company at Deutsche Bank AG, transfer the complete balance on the Capital Increase Account for value at the Closing Time to the EUR bank account of the Company at Deutsche Bank AG (the “Company’s Account”).

(d) On any Date of Delivery, the Underwriters through Morgan Stanley and in satisfaction of their respective obligations shall, subject to the conditions set-out herein, transfer the complete balance on the Capital Increase Account less an amount equal to the difference between the public offering price and the Purchase Price multiplied by the number of Option Securities (the “Excess Option Proceeds Amount”) to the Company’s Account.

(e) Solely for the purpose of calculating the Excess Firm Shares Proceeds Amount and the Excess Option Proceeds Amount in U.S. dollars, the Aggregate Issue Price is converted from euro into U.S. dollars by applying the exchange rate, which Morgan Stanley can reasonably obtain at the time it converts U.S. dollars into a euro amount equal to the Aggregate Issue Price. Solely for the purpose of calculating the Aggregate Option Issue Price to be credited to the Capital Increase Account in euro, the Aggregate Option Issue Price is converted from U.S. dollars into euro by applying the exchange rate, which Morgan Stanley can reasonably obtain at the time it converts euro into a U.S. Dollar amount equal to the Aggregate Option Issue Price.

(f) The Initial Securities and the Option Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Time, or the Date of Delivery, as the case may be. The Initial Securities and the Option Securities shall be delivered to you at the Closing Time or the Date of Delivery, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

SECTION 5. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 5(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing (which may be by electronic mail), (i) when any post-effective amendment to the Registration Statement or the ADS Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement or the ADS Registration Statement in order that the Registration Statement or the ADS Registration Statement, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or the ADS Registration Statement, or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the ADS Registration Statement, the General Disclosure

Package or the Prospectus, as applicable, comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge and upon request, signed copies of the Registration Statement and the ADS Registration Statement, each as originally filed, and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement, the ADS Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge and upon request, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in all material respects in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the ADSs, including the ADSs issued and sold by the Company hereunder, on the Nasdaq Global Select Market.

(i) Frankfurt Stock Exchange Admission to Trading. The Company will use its reasonable best efforts to admit the Underlying Shares to trading on the regulated market (regulierter Markt) and to the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) on the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse).

(j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, and will not publicly disclose an intention to, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ADSs or Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be issued and sold hereunder and the Underlying Shares to be deposited with the Depositary in connection therewith, (B) any ADSs or Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any ADSs or Ordinary Shares issued or options to purchase ADSs or Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) any ADSs or Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) Lock-Up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 7(p) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit E hereto through a major news service at least two business days before the effective date of the release or waiver.

(l) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(m) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(n) Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(o) Testing the Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(p) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 90-day restricted period referred to in Section 5(j).

(q) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any Transfer Taxes imposed by any Relevant Taxing Jurisdiction, including any interest and penalties, which are required to be paid on (i) the execution and delivery of this Agreement or the Deposit Agreement, (ii) the issuance of the Underlying Shares in the manner contemplated by this Agreement, (iii) the deposit with the Depositary of the Underlying Shares in accordance with the terms of the Deposit Agreement against the issuance of ADSs and ADRs evidencing the same in the manner contemplated by this Agreement and the Deposit Agreement, or (iv) the subscription of the Underlying Shares by the Underwriters and the sale and delivery by the Underwriters of the Securities to purchasers thereof in the manner contemplated by this Agreement. For the avoidance of doubt, income taxes, capital gains taxes, VAT and taxes on dividends shall not be considered “Transfer Taxes.”

SECTION 6. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and the ADS Registration Statement as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance, transfer and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the deposit of the Underlying Shares with the Depositary in accordance with the terms of the Deposit Agreement against the issuance of ADSs and any ADRs evidencing the same or the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 5(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent, registrar and/or depositary for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, and 50% of the cost of chartered aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities in an amount not to exceed $35,000 and (ix) the fees and expenses incurred in connection with the listing of the ADSs on the Nasdaq Global Select Market.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 7, Section 11(i) or (iii) or Section 12 hereof, the Company shall reimburse the Underwriters for all of their reasonably incurred out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided that, if this Agreement is terminated by the Representatives pursuant to Section 12 hereof, the Company will have no obligation to reimburse any defaulting Underwriter.

SECTION 7. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any member of the management board of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement and the ADS Registration Statement, have become effective and, at the Closing Time and any Date of Delivery, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or, in either case, any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A under the 1933 Act have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of U.S. Counsel for Company. At the Closing Time, the Representatives shall have received the opinion and negative assurance letter, dated the Closing Time, of Kirkland & Ellis LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters

(c) Opinion of German Counsel for Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB, German counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives.

(e) Opinion of Counsel for Depositary. At the Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Norton Rose Fullbright US LLP, counsel for the Depositary, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(f) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, in their capacities as employees of the Company only, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A under the 1933 Act have been instituted or are pending or, to their knowledge, threatened by the Commission.

(g) Depositary’s Certificate. At the Closing time, the Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with the Depositary of the Underlying Shares, the issuance of the ADSs, the execution, issuance, countersignature and delivery of any ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(h) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j) Chief Financial Officer’s Certificate. On the date of this Agreement and at the Closing Time, the Representatives shall have received a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(k) Effective Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and, at the Closing Time and on any Date of Delivery, the Deposit Agreement shall be in full force and effect. The Company and the Depositary shall have taken all action necessary to permit the deposit of the Underlying Shares and the issuance of the Securities in accordance with the Deposit Agreement.

(l) Approval of Listing. At the Closing Time, the Initial Securities shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance, and on any Date of Delivery, any Option Securities to be delivered on such date shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

(m) Frankfurt Stock Exchange Admission to Trading. The Underlying Shares to be delivered at Closing Time or Date of Delivery, as the case may be, shall have been duly admitted to trading on the regulated market (regulierter Markt) and to the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) on the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) and the Underlying Shares have been introduced to trading on the Frankfurt Stock Exchange.

(n) Eligible for DTC Clearance. At or prior to the Closing Time and at any Date of Delivery, the ADSs shall be eligible for clearance and settlement through the facilities of DTC.

(o) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(p) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.

(q) Commercial Register Excerpts. The Company shall have delivered to the Subscription Agent in accordance with, and at the time provided for, in Section 2 hereof, in case of the Initial Shares to be issued at Closing Time, and Section 3 hereof, in case of any Option Shares to be issued on the Date of Delivery, (i) a duly executed global share certificate evidencing the Initial Shares or the Option Shares, as the case may be and (ii) a certified excerpt from the commercial register (Handelsregister) pertaining to the Company evidencing the capital increase represented by the Initial Shares or the Option Shares, as the case may be.

(r) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 3 hereof to subscribe for all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or an authorized representative of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 7(f) hereof remains true and correct as of such Date of Delivery.

(ii) Depositary’s Certificate. A certificate, dated such Date of Delivery, of one of the authorized officers of the Depositary confirming that the certificate delivered at the Closing Time pursuant to Section 7(g) hereof remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. If requested by the Representatives, the opinion and negative assurance letter of Kirkland & Ellis LLP, U.S. counsel for the Company, together with the opinion of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB, German counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be subscribed for on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(b) and 7(c), respectively, hereof.

(iv) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be subscribed for on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(d) hereof.

(v) Opinion of Counsel for Depositary. If requested by the Representatives, the opinion of Norton Rose Fulbright US LLP, counsel for the Depositary, dated such Date of Delivery, relating to the Option Securities to be subscribed for on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(e) hereof.

(vi) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 7(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vii) Chief Financial Officer’s Certificate. If requested by the Representatives, a certificate of the Company’s chief financial officer, dated such Date of Delivery, with respect to certain financial data contained in the General Disclosure Package and the Prospectus, and otherwise to the same effect as the certificate required by Section 7(j) hereof.

(s) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and subscription of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(t) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the subscription for Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 8, 9, 10, 16, 17, 18, 19, 20 and 23 shall survive any such termination and remain in full force and effect.

SECTION 8. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and reasonable and documented expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all reasonable and documented loss, liability, claim, damage and reasonable and documented expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all reasonable and documented expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Employees. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its employees who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each employee of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 10. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of members of the management board of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 11. Termination of Agreement. The Representatives may terminate this Agreement, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Time or, in the case of the Option Securities, prior to the Date of Delivery (i) there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States, Germany, the European Union or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission, the Frankfurt Stock Exchange or the Nasdaq Global Select Market, or (iv) trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market or the Frankfurt Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA, authorities in Germany or the European Union or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by U.S. Federal or New York authorities or authorities in Germany or the European Union, or (vii) one or more of the conditions set forth in Section 7 above is not satisfied or cannot be satisfied (each of the events set forth in clauses (i) through (vii) above, a “Termination Event”). Upon the occurrence of a Termination Event the following shall apply.

(a) Prior to Filing of a Subscription Certificate. If a Termination Event occurs before the Subscription Certificate for the Initial Shares or the Option Shares, as the case may be, has been filed with the commercial register of the Company, the obligations of Morgan Stanley, through the Subscription Agent, to subscribe for the Initial Shares or the Option Shares, as the case may be, for the account of the several Underwriters and the several obligations of the Underwriters to purchase the Initial Shares and the Initial Securities or the Option Shares and the Option Securities, as the case may be, may be canceled and this Agreement may be terminated by the Representatives at their option and in their sole discretion on behalf of the several Underwriters and, in such circumstances, the Company shall return the relevant Subscription Certificate and the relevant Bank Confirmation to the Subscription Agent and the Settlement Agent, respectively, and release any funds already credited to the Capital Increase Account for the benefit of the Subscription Agent.

(b) After Filing of Documents for Registration of Capital Increase. If a Termination Event occurs after all documents required for the registration of the capital increase representing the Initial Shares or the Option Shares, as the case may be, have been filed with the commercial register, the Representatives may at their option and in their sole discretion, on behalf of the several Underwriters, terminate this Agreement and request from the Company by written notification to the Company to employ its best efforts to procure a withdrawal of the relevant application for registration of the capital increase representing the Initial Shares or the Option Shares, as the case may be, from the commercial register. If the application is withdrawn successfully, the obligation of Morgan Stanley, through the Subscription Agent, to subscribe for the Initial Shares or the Option Shares, as the case may be, for the account of the several Underwriters and the several obligations of the Underwriters to purchase the Initial Shares and the Initial Securities or the Option Shares and the Option Securities, as the case may be, shall terminate and the Company shall return the relevant Subscription Certificate and the relevant Bank Confirmation to the Subscription Agent and the Settlement Agent, respectively, and release any funds already credited to the Capital Increase Account for the benefit of the Subscription Agent.

(c) After Registration of Capital Increase representing Initial Shares. If a Termination Event occurs after the registration of the capital increase representing the Initial Shares, with the commercial register or on a date on which the application for the registration of the capital increase representing the Initial Shares can no longer be withdrawn, or if despite a request a withdrawal does not occur for other reasons, the following shall apply: the Representatives at their option and in their sole discretion, on behalf of the several

Underwriters, may terminate this Agreement; provided, however, that the several obligations of the Underwriters to purchase the Initial Shares at the Issue Price shall remain in force and survive any such termination. Subject to the foregoing, in the event of any such termination, the several obligations of the Underwriters towards the Company to purchase the Initial Shares and the Initial Securities shall terminate. In such circumstances, the Representatives shall be entitled to sell such number of Initial Shares or Initial Securities, as the case may be, to any other person or persons as they deem best in their sole discretion provided, however, that such disposition of the Initial Shares or Initial Securities, as the case may be, will be made in compliance with applicable requirements under the German Stock Corporation Act (Aktiengesetz) and the Articles of Association (Satzung) of the Company, including a subscription offering to existing shareholders of the Initial Shares, taking into account that the Initial Shares were issued under exclusion of the preferential subscription rights of existing shareholders and subject to certain requirements as set out in the Articles of Association. The Representatives agree to effect any dispositions in an orderly fashion with a view to placing the Initial Shares or the Initial Securities, as the case may be, without an undue influence on the market price of the Shares or ADSs already traded, as the case may be, and subject to the principles regarding the determination of the placement price. In the event of any such sale, the Representatives shall forward to the Company any proceeds received by them from such sale less the amount credited to the Capital Increase Account in respect of the relevant Shares and less the underwriting commission.

(d) After Transfer of Shares to Depositary. If the shares from the capital increase representing the Initial Shares have already been transferred from the Subscription Agent to the Depositary, the Company shall assist the Subscription Agent in taking all reasonable measures necessary to effect the transfer of such shares to the Subscription Agent or any other entity designated by Morgan Stanley, on behalf of the several Underwriters.

(e) After Registration of Capital Increase representing the Option Shares. If a Termination Event occurs after the registration of the capital increase regarding the Option Shares with the Commercial Register, there shall be no termination right with respect to the Underwriters’ obligations resulting from the exercise of the Option after registration of such capital increase with the Commercial Register.

If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 8, 9, 10, 16, 17, 18, 19, 20 and 23 shall survive such termination and remain in full force and effect.

SECTION 12. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to subscribe for the Underlying Shares which it or they are obligated to subscribe for under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, reasonably satisfactory to the Company, to subscribe for all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Underlying Shares to be subscribed for on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to subscribe for the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Underlying Securities to be subscribed for on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to subscribe, and the Company to issue, the Option Shares to be subscribed for on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to subscribe for and the Company to issue the relevant Option Shares, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA Securities, Inc. at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730)) and Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; notices to the Company shall be directed to it at Evotec SE, Essener Bogen 7 22419, Hamburg, Germany attention of General Counsel, with a Copy to Kirkland & Ellis LLP at 601 Lexington Avenue. New York, New York 10022, attention Sophia Hudson.

SECTION 14. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the issue of the Underlying Shares and the subscription for such Underlying Shares by the Underwriters pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and controlled affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 19. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Evotec (US) Inc., 303B College Road East, Princeton, NJ 08540 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 20. Currency. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

SECTION 21. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 22. Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 23. Withholding Taxes; VAT. Unless required otherwise by applicable law, all payments by the Company to the Underwriters under this Agreement will be made free and clear of, and without deduction or withholding for or on account of, any taxes, and shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon. If any taxes are required by laws of a Relevant Taxing Jurisdiction to be deducted or withheld in connection with such payments, the Company will increase the amount paid as may be necessary so that each Underwriter, after such deduction or withholding, will receive the same amount it would have received under this Agreement had no such deduction or withholding been made; provided that no additional amounts shall be payable in respect of any tax (i) imposed due to some connection of an Underwriter with a Relevant Taxing Jurisdiction other than a connection arising solely from activities contemplated by this Agreement, or (ii) that would not have been imposed but for the failure of such Underwriter to comply with, upon reasonable request by the Company, any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with a Relevant Taxing Jurisdiction if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in such taxes; if and to the extent that an Underwriter reasonably determines (acting in good faith) that it has received a credit or similar benefit for taxes deducted or withheld by the Company, such Underwriter shall, without undue delay after such credit or similar benefit has been received by such Underwriter, pay to the Company an amount which such Underwriter reasonably determines (acting in good faith) will leave it (after that payment) in the same after tax position as it would have been in had the deduction or withholding not been made. If any VAT is or becomes chargeable in respect of any such payment (for the avoidance of doubt, also in relation to VAT based on supplies rendered by third parties to the Company for VAT purposes, if the consideration for such supply is owed by the Company to the Underwriter under this Agreement), the Company shall pay the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates), unless the Company has to account for such VAT by way of the so-called reverse charge mechanism. For the avoidance of doubt, all amounts charged by the Underwriters or for which the Underwriters are to be reimbursed will be properly invoiced and payable together with VAT, where applicable. Any such invoice shall contain such information required by applicable law in order for the Company to recover such VAT by credit, offset, refund or similar mechanic to the extent it can be provided by the Underwriters under applicable law. In case VAT has been charged in respect of any cost, charge or expense, incurred by the Underwriters and for which the Underwriters are to be reimbursed by the Company, the Company shall be obligated to reimburse the Underwriters for such VAT to the extent that the Underwriters reasonably determine (acting in good faith) that such VAT is not recoverable by the Underwriters by credit, offset, refund or similar mechanic.

SECTION 24. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms

Very truly yours,

Evotec SE

By
Name: [ ● ] Title: [ ● ]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BofA Securities, Inc.

By
Authorized Signatory

Morgan Stanley & Co. LLC

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per ADS shall be $[ ● ], which represents a subscription price of $[ ● ] per Initial Share.

The underwriting commission to be paid to the several Underwriters per Initial Share or Option Share, if any, subscribed for by the Underwriters shall be $[ ● ].

Name of Underwriter	Number of Initial Shares	Number of Initial Securities (in ADSs)
BofA Securities, Inc.	[ ● ]	[ ● ]
Morgan Stanley & Co. LLC	[ ● ]	[ ● ]
Citigroup Capital Markets Inc.	[ ● ]	[ ● ]
Jefferies LLC	[ ● ]	[ ● ]
Cowen and Company, LLC	[ ● ]	[ ● ]
RBC Capital Markets, LLC	[ ● ]	[ ● ]

Total	[ ● ]	[ ● ]

Schedule A

SCHEDULE B-1

Pricing Terms

1. The Company is issuing [ ● ] Ordinary Shares to be delivered in the form of an aggregate of [ ● ] ADSs.

2. The Company has granted an option to the Underwriters, severally and not jointly, to subscribe for up to an additional [ ● ] ADSs representing [ ● ] Ordinary Shares.

3. The initial public offering price per ADS for the Securities shall be $[ ● ].

Schedule B-1

SCHEDULE B-2

Free Writing Prospectuses

None.

Schedule B-2

SCHEDULE B-3

Testing-the-Waters Communications

Schedule B-3

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Dr. Werner Lanthaler

Dr. Cord Dohrmann

Dr. Craig Johnstone

Enno Spillner

Prof. Dr. Iris Lo¨w-Friedrich

Kasim Kutay

Dr. Elaine Sullivan

Dr. Mario Polywka

Roland Sackers

Dr. Constanze Ulmer-Eilfort

Schedule C

Exhibit A

FORM OF SUBSCRIPTION CERTIFICATE

Exhibit A

Exhibit B

FORM OF BANK CERTIFICATE

Exhibit B

Exhibit C

FORM OF SHARE CERTIFICATE

Exhibit C

Exhibit D

FORM OF LOCK-UP AGREEMENT

Exhibit D

Exhibit E

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 5(k)

Evotec SE [ ● ], 2021

Evotec SE (the “Company”) announced today that BofA Securities, Inc. and Morgan Stanley & Co. LLC, the lead joint book-running managers in the Company’s recent public sale of [ ● ] American Depositary Shares (“ADSs”) representing [ ● ] ordinary shares, are [waiving] [releasing] a lock-up restriction with respect to [ ● ] of the Company’s [ordinary shares][ADSs representing ordinary shares] held by [certain directors] [a director] of the Company. The [waiver] [release] will take effect on [ ● ], 2021, and the [ordinary shares][ADSs] may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit E